Nottingham, United Kingdom

                            CONSENT OF PKF,
                           INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Prospectus of PVAXX Corporation that is made a part of this Registration Statement (Amendment No. 4 filed on Form SB-2, October 16, 2001) and to inclusion therein of our report dated August 23, 2001, with respect to the financial statements, of PVAXX Corporation, as of June 30,2000 and for the period March 16,2000 (date of inception) to June 30,2000.

/s/ PKF

Nottingham, UK
October 15, 2001